THIS INSTRUMENT PREPARED BY:
KEVIN R. BURNS
ROSE LAW FIRM
120 EAST FOURTH STREET
LITTLE ROCK, AR  72201

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                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                           OF RENTS AND FIXTURE FILING

         THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage"), dated as of September 11, 2003 is executed and delivered by Capitol Development of Arkansas, Inc., an Arkansas corporation, having a mailing address of 900 North Federal Highway, Suite 410, Boca Raton, FL 33432, ("Mortgagor") in favor of Noble International Investments, Inc., a Florida corporation, as collateral agent (in such capacity, "Agent") for the purchasers (collectively, the "Lenders") of Mortgagor's 8% Senior Notes dated of even date herewith (collectively, as the same may hereafter be renewed, extended, converted or modified, the "Notes") having a mailing address of 6501 Congress Avenue, Suite 100, Boca Raton, FL 33487.


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, pursuant to a Note Purchase Agreement of even date herewith by and among Mortgagor, Capitol Communities Corporation, a Nevada corporation ("Communities"), Lenders and Agent (the "Note Purchase Agreement"), Mortgagor and Communities have issued promissory notes of even date herewith in the aggregate principal amount of U.S. Three Million and no/100 Dollars ($3,000,000.00) (collectively, the "Notes") to the Lenders.

         NOW, THEREFORE, the undersigned, in consideration of the indebtedness arising under the Notes and said premises, the receipt and sufficiency of which is hereby acknowledged by Mortgagor, and to secure the prompt payment of said indebtedness with interest thereon, and all renewals, extensions, modifications and replacements thereof, and all obligations, judgments, decrees, awards and orders in connection therewith, the payment of any further sum or sums for which Mortgagor may hereafter become indebted to the Agent and the Lenders under the provisions hereof, (all such indebtedness is hereinafter collectively referred to as the "Secured Indebtedness"), and further to secure the performance of the covenants, conditions and agreements contained herein, in the Note Purchase Agreement, the Note Purchase Documents (as such term is defined in the Note Purchase Agreement) and any other instruments now or hereafter securing the Notes (collectively, the "Loan Documents"), Mortgagor has bargained and sold and hereby grants, bargains, sells and conveys to Agent, its successors and assigns, the following described land, real estate, buildings, improvements, fixtures, furniture, and other personal property (which together with any additional such property hereinafter acquired by the Mortgagor and subject to the lien of this


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THE FINAL  MATURITY  DATE OF THE  INDEBTEDNESS  SECURED  HEREBY IS SEPTEMBER 11,
2006.

Mortgage, or intended to be so, as the same may be from time to time constituted, hereinafter referred to as the "Mortgaged Property") to wit:

         (a) All of the Mortgagor's interest in the tract(s) or parcel(s) of land particularly described in Exhibit A attached hereto and made a part hereof (the "Land");

         (b) All of the Mortgagor's interest in streets, curbs, gutters, water systems and lines, water towers, sewer systems and lines, buildings, structures, and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, equipment, furniture, furnishings, and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located in, on, or used or intended to be used in connection with or with the operation of said property, buildings, structures, or other improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing (the "Improvements");

         (c) All of the Mortgagor's interest in the building materials, equipment, fixtures, fittings, and personal property of every kind or character now owned or hereafter acquired by the Mortgagor for the purpose of being used or useful in connection with the improvements located or to be located on the Land, whether such materials, equipment, fixtures, fittings, and personal property are actually located on or adjacent to the Land or not, and whether in storage or otherwise, wheresoever the same may be located, including, but without limitation, all lumber and lumber products, bricks, building stones, and building blocks, sand and cement, roofing material, paint, doors, windows, hardware, nails, wires and wiring, plumbing and plumbing fixtures, heating and air conditioning equipment and appliances, compressors, electrical and gas equipment and appliances, pipes and piping, ornamental and decorative fixtures, furniture, ranges, refrigerators, dishwashers, disposals, and in general all building materials and equipment of every kind and character used or useful in connection with said Improvements.

         TOGETHER with all easements, cross easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, property, possession, claim, and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same, including but not limited to:

         (a) All of Mortgagor's interest in the rents, profits, issues, and revenues of the Mortgaged Property from time to time accruing, whether under leases or tenancies now existing or hereafter created, not as collateral but absolutely and directly, reserving to Mortgagor, however, so long as Mortgagor is not in default hereunder, the right to receive and retain the rents, issues, and profits thereof; and

         (b) All of Mortgagor's interest in the judgments, awards of damages, and settlements hereafter made resulting from condemnation proceedings or the


79685-1                                2
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taking of the Land and/or  Improvements  or any part thereof  under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Land and/or Improvements thereon or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets. Agent may apply all such sums or any part thereof so received, after the payment of all its expenses, including costs and attorneys' fees, on the indebtedness secured hereby in such manner as it elects, or at its option, the entire amount or any part thereof so received may be released.

         TO HAVE AND TO HOLD the Mortgaged Property, and every part thereof, unto Agent, its successors and assigns, forever.

         PROVIDED, HOWEVER, the foregoing conveyance is given as a mortgage and lien for the Secured Indebtedness and as a mortgage and lien for the indebtedness under the Notes and that if Mortgagor shall pay the Secured Indebtedness, including without limitation any future payments, advances, or expenditures made by the Lenders under the provisions of any of the Loan Documents and including the indebtedness under the Notes, and shall reimburse the Lenders, their respective successors and assigns, for their attorneys' fees in documenting the Notes and Mortgage and enforcing same, if necessary, and for any amounts it may have expended pursuant to any authorizations contained in any of the Loan Documents, including, without limitation, sums spent in payment of taxes, assessments, insurance, other liens, and repairs, and interest thereon, and shall pay any other sums required to be paid by it under any of the provisions of any of the Loan Documents agreed to be done, all of which is part of the Secured Indebtedness then and only then, shall this conveyance be null and void (except for provisions hereof which expressly survive); otherwise it shall remain in full force and effect.

                                    ARTICLE I

         1.01 Performance of Loan Documents. The Mortgagor will perform, observe and comply with all provisions of the Loan Documents and duly and punctually will pay to each Lender the sum of money expressed in each such Lender's Note with interest thereon and all other sums required to be paid by the Mortgagor pursuant to the provisions of this Mortgage or the other Loan Documents, all without any deductions or credit for taxes or other similar charges paid by the Mortgagor.

         1.02 Warranty of Title. The Mortgagor is lawfully seized of an indefeasible estate in fee simple in the Land. The Mortgagor is lawfully seized of an undivided indefeasible estate in fee simple in the Improvements. Mortgagor has good and absolute title to all existing personal property hereby conveyed and has good right, full power and lawful authority to sell, convey and encumber its interest in the Mortgaged Property in the manner and form aforesaid. Except as otherwise set forth in any title insurance policy insuring this Mortgage as approved by Agent (the "Permitted Encumbrances"), the same is free and clear of all liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Mortgagor shall and will warrant and forever defend the title thereto unto the Lenders, their successors and assigns, against the lawful claims of all persons whomsoever.


79685-1                                3
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         1.03 Monthly Tax Deposits.  If requested by Agent after the  occurrence of an Event of Default, the Mortgagor will pay to the Agent for the account of Mortgagor on the first day of each month in addition to the regular installment of interest, until the Notes are fully paid, an amount equal to one-twelfth (1/12th) of the yearly taxes and assessments as estimated by the Agent to be sufficient to enable the Agent to pay, at least thirty (30) days before they become delinquent, all taxes, assessments, and other similar charges against the Mortgaged Property or any part thereof. Until taxes become due and payable, such payments shall be held in a segregated escrow fund or trust account with a federally insured financial institution, and no interest shall be payable in respect thereof. Upon demand of Agent, the Mortgagor agrees to deliver to Agent such additional moneys as are necessary to make up any deficiencies in the amounts necessary to enable Agent to pay such taxes, assessments and similar charges.

         1.04     Other Taxes, Utilities and Liens.

         (a) The Mortgagor will pay promptly, prior to delinquency, and will exhibit promptly to Agent receipts for the payment of all taxes, assessments, water rates, dues, charges, fines and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon the interest of Agent in the Mortgaged Property (other than any of the same for which provision has been made in Section 1.03 hereof), as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon the Mortgagor or in respect of the Mortgaged Property or any part thereof, or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property prior to or equal to the lien of this Mortgage.

         (b) The Mortgagor will pay promptly all charges by utility companies, whether public or private, for electricity, gas, water, sewer, or other utilities.

         (c) The Mortgagor shall pay promptly and will not suffer any mechanic's, laborer's, statutory, or other lien which might or could be prior to or equal to the lien of this Mortgage to remain outstanding upon any of the Mortgaged Property, unless arrangements satisfactory to Agent are made with respect thereto.

         (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages, deeds of trust or debts secured by deeds of trust or the manner of collecting taxes so as to affect adversely Agent or the Lenders, the Mortgagor shall have a period of thirty (30) days from Agent's demand to make, or reimburse Agent and the Lenders for, payment of same. If it shall be unlawful for Mortgagor to pay the same, the entire Secured Indebtedness shall, at the option of Agent, become immediately due and payable.

         1.05 Insurance. The Mortgagor will procure (or cause to be procured) for, deliver to, and maintain for the benefit of Agent and the Lenders during the life of this Mortgage, insurance with responsible insurance companies on the Mortgaged Property, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, with such



79685-1                                4
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companies and in such amounts as are  satisfactory to Agent and providing for at least 30 days prior notice to Agent of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Agent prior to funding under the Notes and 30 days prior to each policy renewal. Agent shall be named as mortgagee and loss payee in all casualty insurance policies and as an additional insured under all liability policies. In the event of the foreclosure of this
Mortgage  or  any  other  transfer  of  title  to  the  Mortgaged   Property  in
extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to all insurance policies then in force shall pass to the purchaser or grantee. The Agent and the Lenders acknowledge that the Mortgaged Property is undeveloped real estate and that no Improvements currently exist on the Mortgaged Property. Further, as the Improvements Mortgagor intends to construct on the Mortgaged Property consists of roads and utilities which will be dedicated for public use, the Agent and the Lenders acknowledge that there will be no Improvement to insure for property casualty coverage. The Agent and the Lenders agree that the current insurance company utilized by the Mortgagor is an acceptable insurance company to provide the liability insurance coverage required by this Section 1.05.

         Upon an Event of Default, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Property. In any event Agent is entitled to receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses, directly to the Agent, instead of to the Mortgagor and Agent jointly. After deducting from said insurance proceeds any reasonable expenses incurred by it in the collection or handling of said fund, Agent may apply the net proceeds, at its option, either toward restoring the Improvements, or as a pro-rata credit on the Notes; whether then matured or to mature in the future, or at the option of Agent, such sums either wholly or in part may be paid over to the Mortgagor to be used to repair such Improvements or to build new Improvements in its place or for any other purpose or object satisfactory to Agent without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place. Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

         Following Agent's request after an Event of Default, the Mortgagor will pay to Agent for the account of Mortgagor on the first day of each month, together with and in addition to the regular installment of principal and interest and monthly tax deposit (as required by Section 1.03 hereof) until the Notes are fully paid, an amount equal to one-twelfth (1/12th) of the yearly premiums for insurance. Until insurance premiums become due and payable, such payments shall be held in a segregated escrow fund or trust account with a federally insured financial institution, and no interest shall be payable in respect thereof. Upon demand of Agent, the Mortgagor agrees to deliver to Agent such additional moneys as are necessary to make up any deficiencies in the amounts necessary to enable Agent to pay such insurance premiums. Upon the occurrence of an Event of Default Agent may apply to the reduction of the sums secured hereby, in such manner as Agent shall determine, any amount paid in accordance herewith remaining to the Mortgagor's credit.

         1.06 Condemnation. If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any Governmental Authority, and any



79685-1                                5
transfer by private sale in lieu thereof, either temporarily (but only if such temporary taking exceeds ninety (90) days), or permanently, the entire indebtedness secured hereby shall become immediately due and payable. The Mortgagor, immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of the Mortgaged Property, or any portion thereof (a "Proceeding"), will notify Agent immediately of the pendency of such Proceeding. Agent shall be entitled to all compensation, awards, and other payments or relief therefor and upon Mortgagor's consent so long as no Event of Default exists, is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor's name, any proceeding and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to Agent, and the Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as Agent may require. Agent, after deducting therefrom all its reasonable expenses, including reasonable attorney's fees, may release any moneys so received by it from a proceeding without affecting the lien of this Mortgage or may apply the same in such manner as Agent shall determine to the reduction of the sums secured hereby (without prepayment premium or penalty), and any balance of such moneys then remaining shall be paid to the Mortgagor.

         1.07     Care of the Mortgaged Property.

         (a) The Mortgagor will preserve and maintain the Mortgaged Property in good condition and repair and will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof.

         (b) No Improvements, buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of Agent. The Mortgagor may sell or otherwise dispose of, free from the lien of this Mortgage, furniture, furnishings, equipment, tools, appliances, machinery, fixtures or appurtenances, subject to the lien hereof, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Mortgaged Property, upon replacing the same by, or substituting for the same, other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances not necessarily of the same character but of equal usefulness in the operation of the Mortgagor's business, and of at least equal value to the Mortgagor and costing not less than the amount realized from the property sold or otherwise disposed of, which shall forthwith become, without further action, subject to the lien of this Mortgage with the same priority as the replaced property. Agent hereby consents to Mortgagor clearing and grubbing the Mortgaged Property and constructing roads, utilities and other infrastructure improvements necessary to subdivide the Mortgaged Property for sale in individual lots.

         (c) If the Mortgaged Property or any part thereof is damaged by fire or any other cause, the Mortgagor will give immediate written notice of the same to Agent.

         (d) Agent is hereby authorized to enter upon and inspect the Mortgaged Property at any time during normal business hours.



79685-1                                6
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         (e)  The Mortgagor  will  comply  promptly  with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property or any part thereof, including, without limitation, all laws, ordinances, rules and regulations relating to zoning, building codes, set back requirements, and environmental matters, and all present and future restrictive covenants affecting the Mortgaged Property.

         1.08 Further Assurances: After Acquired Mortgaged Property. At any time, and from time to time, upon request by Agent, the Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent any and all such other and further mortgages, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, perfect, or to continue and preserve the obligation of the Mortgagor under the Notes, this Mortgage and all Loan Documents, and the lien of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor. Upon any failure by the Mortgagor so to do, Agent may make, execute, and record any and all such mortgages, instruments, certificates, and documents for and in the name of the Mortgagor as permitted by law. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

         1.09 Expenses. The Mortgagor will pay or reimburse Agent for all reasonable attorney's fees, costs, and expenses incurred by Agent in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding, or dispute of any kind in which Agent is made a party, or appears as party plaintiff or defendant, affecting any of the Loan Documents, Mortgagor, or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid by Agent in connection therewith shall bear interest at the lesser of the maximum lawful rate allowed by law (the "Maximum Lawful Rate") or ten percent (10%) per annum, which shall be payable upon demand, and shall be secured by the lien of this Mortgage.

         1.10 Performance by Agent of Defaults by Mortgagor. If the Mortgagor shall default in the payment of any tax, lien, assessment, or charge levied or assessed against the Mortgaged Property, in the payment of any utility charge, whether public or private, in the payment of insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder, or in the performance or observance of any covenant, condition, or term of this Mortgage, then Agent, at its option, at the end of any applicable cure period may perform or observe the same, and all payments made for costs or incurred by Agent in connection therewith, shall be secured hereby and shall be, immediately repaid by the Mortgagor to Agent on demand with interest thereon at the lesser of the Maximum Lawful Rate or ten percent (10%) per annum. Agent is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor. Agent shall be responsible for any grossly negligent or willful



79685-1                                7
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misconduct of Agent, its officers,  employees,  agents,  successors,  assigns or others authorized by Agent to enter the Mortgaged Property while on the Mortgaged Property and no indemnification obligations of Mortgagor in any Loan Documents shall be applicable thereto.

         1.11 Books and Records. The Mortgagor shall keep and maintain at all times full, true and accurate books of accounts and records, adequate to reflect correctly the results of the operation of the Mortgaged Property and will furnish to Agent such financial and operating statements as may be requested by Agent from time to time.

         1.12     Environmental Matters.

         (a) The following definitions are used hereafter:

                  (i) "Applicable Environmental Laws" shall mean any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority (as hereinafter defined) or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by Mortgagor or any party affiliated or related to Mortgagor, in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety and environmental laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by Mortgagor or any party affiliated or related to Mortgagor, which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal laws, ordinances or regulations which may now or hereafter require removal of asbestos or other Hazardous Substances (as hereinafter defined) or impose any liability related to asbestos or other Hazardous Substances.

                  (ii) "Environmental Liability" shall mean any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of Mortgagor's or any party affiliated or related to Mortgagor's use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any



79685-1                                8
         environmental investigation performed at, on, or for any real property owned by Mortgagor or any party affiliated or related to Mortgagor.

                  (iii) "Governmental Authority" shall mean any nation, state, province, commonwealth, country, parish, territory, possession or municipality or any court or governmental department, commission, board, bureau, agency or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

                  (iv) "Hazardous Substance" shall mean any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law.

         (b) Mortgagor represents and warrants to Agent and the Lenders that neither the Mortgaged Property nor Mortgagor has any Environmental Liability or is in violation of or subject to any existing, pending, or to the best of Mortgagor's knowledge, threatened investigation or inquiry by any Governmental Authority or any remedial obligations under any Applicable Environmental Law. Mortgagor further represents and warrants that, to the best of Mortgagor's knowledge, there are no facts, conditions or circumstances known to it which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable Governmental Authority and the Mortgagor will promptly notify Agent if Mortgagor becomes aware of any such facts, conditions, or circumstances or any such investigation or inquiry. Mortgagor represents and warrants that it has obtained, will continue to obtain and maintain, and will not be in default under any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Mortgaged Property or Improvements constructed or to be constructed by reason of any Applicable Environmental Laws. Mortgagor represents and warrants that, to the best of its knowledge, no Hazardous Substance has been disposed of or released on the Mortgaged Property, and Mortgagor agrees that it will not in its use of the Mortgaged Property dispose of or release any Hazardous Substance on the Mortgaged Property in amounts in excess of those permitted under Applicable Environmental Law unless remediated promptly and in accordance with all Applicable Environmental Laws.

         1.13 Hazardous Substances. Mortgagor shall indemnify Agent and the Lenders against, and reimburse on demand for, any and all liabilities, costs and expenses (including without limitation reasonable fees and expenses of attorneys and other professional consultants and experts) of every kind which may be incurred by Agent and any Lender as a result of the presence of any Hazardous Substance about the Mortgaged Property, or the migration or release or threatened migration or release of any Hazardous Substance on, to, from or through the Mortgaged Property, or any act, omission or event existing or occurring in connection with the handling, storage, removal or disposal of any such Hazardous Substance or any violation of any Applicable Environmental Law, or the filing or imposition of any environmental lien or claim against the Mortgaged Property as a result of any of the above occurrences. This indemnity shall survive repayment of the Notes.



79685-1                                9

         1.14 Security Agreement. This Mortgage, Security Agreement, Assignment of Rents and Fixture Filing shall be construed as a mortgage on real property and it shall also constitute and serve as a "Security Agreement" on personal property within the meaning of the Arkansas Uniform Commercial Code. Mortgagor does hereby grant, bargain, convey, assign, transfer and set over unto Agent a security interest in all of Mortgagor's right, title and interest into and under the Mortgaged Property to secure any and all of Mortgagor's obligations under this Mortgage, under the Notes or any judgment as to the same. Mortgagor agrees to execute and deliver to Agent such financing statements as Agent shall reasonably require. Agent shall have all rights, remedies and recourses with respect to any property that is deemed personalty afforded a secured party by
Article IX of the Arkansas Uniform Commercial Code in addition to, and not limitation of, the other rights, remedies and recourses afforded Agent under this Mortgage or any other document providing security for the Notes.

                                   ARTICLE II

         2.01 Events of Default. The term "Event of Default," wherever used in the Mortgage, shall mean the occurrence of any one

         (a) Failure by the Mortgagor to make any payment of interest or principal or any other sum due under the Notes, this Mortgage, or any other Loan Document when due, whether by acceleration or otherwise and the failure to cure the same within ten (10) days after notification of agent; or

         (b) Failure by the Mortgagor duly to observe any other covenant, condition, or agreement of this Mortgage or any of the Loan Documents or any other document or instrument evidencing, securing or guaranteeing the Secured Indebtedness, which is not cured within any applicable cure period as set forth herein or therein; or

         (c) The creation or suffering to exist by the Mortgagor of any Lien on the Mortgaged Property without the prior written consent of Agent, other than as expressly permitted hereby; or

         (d) The occurrence of an Event of Default under any Note or under the Note Purchase Agreement.

         With respect to any of the foregoing wherein a notice is required, such Event of Default will be deemed to have occurred upon the occurrence of such event without notice being required if Mortgagor or Agent is prevented from giving notice by bankruptcy or other applicable law. Nothing herein shall require notice in any item of this Section where notice is not expressly required.

         2.02 Acceleration of Maturity. If an Event of Default should occur hereunder or an Event of Default or Default occurs under the other Loan Documents, then notwithstanding any other action Agent may have taken to protect its interests herein, the whole of the Secured Indebtedness shall, at the option of the then holder of the Secured Indebtedness, be and become immediately due and payable without notice or demand, time being of the essence.



79685-1                                10

         2.03 Agent's Right to Collect Rent. Subject to any grace periods contained in Section 2.01 of this Mortgage or in the Notes, if an Event of Default shall occur in the performance of any of the covenants, agreements or conditions hereof or of any of the other Loan Documents or if Mortgagor shall default in the prepayment of any of the Secured Indebtedness, Agent may, in addition to any other remedies available at law or in equity to Agent, proceed to collect the rent, income and profits from the Mortgaged Property, either with or without the appointment of a receiver. Any rents, income and profits collected by Agent prior to foreclosure of this Mortgage, less the reasonable cost of maintaining and operating the Mortgaged Property and the reasonable cost of collecting same, including any real estate commissions or attorney's fees and expenses incurred, shall be credited to such portions of all the Secured Indebtedness in such order as Agent may determine.

         2.04 Right of Agent to Enter and Take Possession. Upon the occurrence of any Event of Default, irrespective of whether (i) the right to foreclose the mortgage has accrued to Agent, (ii) the entire Secured Indebtedness has then been accelerated, or (iii) foreclosure proceedings have been commenced, Agent may, without notice to or demand upon Mortgagor, take possession of the Mortgaged Property. While in possession of the Mortgaged Property, Agent shall have the following rights and powers:

         (a) To collect the rents and manage, lease, alter and repair the Mortgaged Property, cancel or modify existing leases, obtain insurance and in general have all powers and rights customarily incident to absolute ownership; and

         (b) To pay out of the rents so collected any management and repair charges, taxes, insurance, commissions, fees and all other expenses and, after creating reasonable reserves, apply the balance (if any) on account of the Secured Indebtedness in such order as Agent may determine.

         Agent shall incur no liability for, nor shall Mortgagor assert any claim or setoff as a result of, any action taken while Agent is in possession of the Mortgaged Property, except only for Agent's own gross negligence or willful misconduct. In the event no foreclosure proceedings are commenced, Agent may remain in possession as long as there exists an Event of Default.

         2.05 Agent's Power of Enforcement. If an Event of Default should occur hereunder or under any of the other Loan Documents Agent may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (i) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, as provided by law, and (ii) to pursue any other remedy available to it, all as Agent shall deem most effectual for such purposes. Agent shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as Agent may determine.

         2.06 Receiver. Following an Event of Default, either before or after commencement of foreclosure but after any notice required by the Loan Agreement or applicable law, a receiver may be appointed by the court, without regard to the solvency or insolvency of Mortgagor, or the then value of the Mortgaged



79685-1                                11

Property. The receiver shall have the power to collect the rents and income from the Mortgaged Property during the pendency of the foreclosure sale and, in the case of a sale and a deficiency, during the full statutory period of redemption (if any), whether there be redemption or not. The receiver shall have all other powers for the protection, possession, management and operation of the Mortgaged Property which an absolute owner would have, but the net rents in the hands of the receiver shall be applied to all the Secured Indebtedness in such order as Agent shall determine and/or to such expenses of the receivership or foreclosure suit as the court may direct.

         2.07 Power of Sale and Judicial Foreclosure. If an Event of Default should occur hereunder, Agent or the then holder of the indebtedness secured hereby shall have the right to enter upon and take possession of the Mortgaged Property and thereafter, or without taking possession, shall be entitled, at its option, to elect the following remedies:

         (a) To pursue its remedies provided by judicial proceedings at law or in equity; or

         (b) To foreclose this Mortgage and sell the Mortgaged Property pursuant to and in compliance with Act 53 of 1987, as amended, codified as Ark. Code Ann. ss. 18-50-101, et seq. Notice required under Act 53 of 1987 will be directed to Mortgagor at the address supplied by Mortgagor on page 1 of this Mortgage.

Election of either paragraph (a) or (b) by Agent is not irrevocable and Agent may at any time subsequent to commencement of the proceedings terminate such proceedings and continue with the other procedure.

         2.08 Application of Foreclosure Proceeds. The proceeds of any such sale referred to in Section 2.07 shall be applied: (a) to the expenses incurred in making the sale and in all prior efforts to effect collection of the indebtedness secured hereby, including reasonable attorneys' fees and expenses for such services as may be, or have been, performed in any one or more of (i) the foreclosure of this Mortgage, or (ii) the collection of the Secured Indebtedness, or (iii) the pursuit of any efforts theretofore directed to that end, including, but without limitation to, the defense of any proceedings instituted by the Mortgagor, or anyone liable for said indebtedness, or interested in the Mortgaged Property, to prevent or delay, by any means, the exercise of said power of sale or the foreclosure of this Mortgage; (b) to the payment of whatever sum or sums Agent may have paid out or become liable to pay in accordance with the provisions of this Mortgage, together with interest thereon at the lesser of the Maximum Lawful Rate or ten percent (10%) per annum;
(c) to the payment and satisfaction of the Secured Indebtedness; in such order of application to the items of indebtedness referred to in clauses (b) and (c) as Agent shall determine; and (d) the balance, if any, shall be paid over to Mortgagor, or Mortgagor's successors or assigns. In any event, the purchaser under the foreclosure sale, as provided herein, shall be under no obligation to see to the proper application of the purchase money.

         2.09 Delay or Omission No Waiver. No delay or omission of Agent to exercise any option herein given to declare the maturity of the Secured Indebtedness shall be taken or construed as a waiver of its right to exercise such option or to declare such maturity by reason of any past, present or future default on the part of Mortgagor; and the procurement of insurance or the



79685-1                                12
payment of taxes or other liens, debts or charges by Agent, or the making of any repairs or the performance of any other agreement, condition or covenant of this Mortgage shall not be taken or construed as a waiver of its right to any remedies to which Agent may be entitled including, without limitation to, the right to declare the maturity of the Secured Indebtedness by reason of the failure of Mortgagor to procure such insurance or to pay such taxes, debts, liens or charges or to perform any such other obligations.

         2.10 Remedies Cumulative. No right, power, or remedy conferred upon or reserved to Agent by this Mortgage is intended to be exclusive of any other right, power or remedy given hereunder or under the other Loan Documents or now or hereafter existing as law or in equity or by statute, but each every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or in any of the other Loan Documents or hereafter existing at law or in equity or by statute.

         2.11 Multiple Sales. Agent may conduct any number of sales from time to time. The power of sale or judicial remedies allowed and set forth in Section
2.07 hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective, until the Secured Indebtedness shall have been paid in full. Said sales may be as a whole or in part or parcels and Mortgagor hereby waives its right to direct the order in which the Mortgaged Property or any parcel that is part thereof is sold. Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale.

         2.12 Additional Provisions as to Remedies In the event that Agent shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Mortgagor and Agent shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof. Notwithstanding anything contained herein to the contrary, Agent shall have all rights, remedies and recourses granted in this Mortgage and the other Loan Documents and available at law and equity and the same, to the extent allowed at law or in equity, (i) are intended to be and shall be nonexclusive, (ii) shall be cumulative and concurrent, (iii) may be pursued separately, successively or concurrently against Mortgagor; and (iv) the exercise thereof by Agent shall in no event be construed as an election of remedy, or a waiver or release of any right, remedy or recourse as to the Mortgaged Property.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.01 Notices. Whenever notice may appropriately be given under this Mortgage, such notice shall be given as set forth in the Note Purchase Agreement.

         3.02 Headings, etc. The headings of the Articles and sections of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof. Singular or plural words used herein to designate the Mortgagor shall be construed to refer to the maker or makers of this Mortgage, whether one or more



79685-1                                13
persons or a corporation, and all covenants and agreements herein contained shall bind the successors and assigns in title of Mortgagor, and every option, right and privilege herein reserved or secured to Agent shall inure to the benefit of its successors and assigns. All references herein to "Mortgagor," "Agent," and "Lender" shall include all such successors and assigns in title of Mortgagor and successors and assigns of Agent and each Lender.

         3.03 Severability; Rights and Remedies Cumulative. The unenforceability or invalidity of any provision or provisions of this Mortgage shall not render any other provision or provisions herein contained unenforceable or invalid. If any application of any term, restriction or covenant to any person or circumstance is deemed unenforceable or invalid, the application of such term, restriction, or covenant to any other person or circumstances shall remain unaffected to the extent permitted by law. All rights or remedies of Agent hereunder are cumulative and not alternative, and are in addition to those provided by law.

         3.04 Governing Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of Florida, without regard to conflicts of laws principles.

         3.05 Time of the Essence. Time is of the essence with respect to each and every covenant and obligation of Mortgagor under this Mortgage, the Notes, and the other Loan Documents.

         3.06 Release of Appraisement and Redemption Rights. The Mortgagor releases all right of appraisement hereunder and also releases unto Agent and the Lenders all right of redemption under the laws of Arkansas, including particularly all rights of redemption under Ark. Code Ann. ss. 18-49-106.

         3.07 Effective as Financing Statement. The Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each city or county where the Mortgaged Property (including said fixtures) is situated.

         3.08 Entire Agreement; Further Assurances. The Notes and Loan Documents constitute the entire understanding and agreement between Mortgagor, Agent, and the Lenders with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Mortgagor, Agent, and the Lenders with respect to the matters addressed in the Loan Documents. Mortgagor will, promptly on Agent's request, execute, deliver, procure and/or file such further documents, and take such further action as is necessary, desirable or proper to carry out more effectively the purposes of the Loan Documents, to correct any defect in the Loan Documents, or to more fully identify and subject to the Mortgage any property intended to be covered by the Mortgage.



79685-1                                14

         3.09     Partial Releases.

         (a) If the Mortgagor sells a portion of the Mortgaged Property in an arms-length sale at a price not less than fair market value, Mortgagor will be entitled to request and receive a release of the lien created by this Mortgage on such portion of the Mortgaged Property upon satisfaction of the following conditions:

                  (i) Each release requested hereunder must result in an aggregate prepayment to the Lenders of at least $1,000,000.00.

                  (ii) No Event of Default hereunder shall have occurred and be continuing.

                  (iii) (A) For the first year following the date of this Mortgage, Mortgagor shall pay the Lenders, on a pro rata basis a redemption release amount equal to the greater of 102% of the net sales price;

                           (B) For the second  year  following  the date of this
                  Mortgage, Mortgagor shall pay the Lenders, on a pro rata basis, a redemption release amount equal to the greater of 101% of the net sales price; and

                           (C) For the  third  year  following  the date of this
                  Mortgage, Mortgagor shall pay the Lenders, on a pro rata basis, a redemption release amount equal to the greater of 100% of the net sales price.

                  (iv) Mortgagor will pay all costs and expenses incurred in connection with each release including recording fees, premiums for title insurance endorsements, Agent's attorneys fees and expenses, and escrow and closing fees.

                  (v) For purposes of this Section 3.09, the term "net sales price" means the sales price of any portion of the Mortgaged Property sold, less any real estate commissions or referral fees payable to unrelated third parties arising from such sale, title insurance premiums, tax stamps, recording fees, closing costs, pro-rated real estate taxes and similar and related costs of closing such sale.

         (b) At least fifteen (15) days prior to the scheduled funding of the release price, Mortgagor shall deliver a written request for the release to Agent containing a description of the portion of the Mortgaged Property to be released and shall request that Agent deposit Agent's partial release with a title insurance company selected by Mortgagor and reasonably acceptable to Agent. At least one business day prior to the scheduled funding of the release price, Agent shall deposit with the title insurance company Agent's partial release together with instructions authorizing the title insurance company to issue the release upon receipt of the applicable pro rata portion of the release price by each Lender.

         (c) No release by Agent will affect any of the Mortgagor's obligations under any of the Loan Documents except to the extent that payment on the Notes is actually received by the applicable Lender. Any payments made by Mortgagor to


79685-1                                15
the Lenders for the release will be credited against the Notes only on the actual receipt of the funds by the applicable Lender; checks received by a Lender will not be considered as payment until collected.

         3.10   Mortgagee as Agent; Successor Agents.

         (a) Agent has been appointed to act as agent hereunder by the Lenders. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of any related agency agreement among Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

         (b) The mortgagee hereunder shall at all times be the same person that is designated as the agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as mortgagee under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as mortgagee under this Mortgage. Appointment of a successor agent pursuant to the Agency Documents shall also constitute appointment of a successor mortgagee under this Mortgage. Upon the acceptance of any appointment as agent by a successor agent under the Agency Documents, that successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed mortgagee under this Mortgage, and the retiring or removed mortgagee shall promptly (i) assign and transfer to such successor mortgagee all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor mortgagee such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor mortgagee of the liens and security interests created under this Mortgage. After any retired or removed agent's resignation or removal hereunder as mortgagee, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the mortgagee hereunder.




            [The remainder of this page is left blank intentionally.]









79685-1                                16

         IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed as of the date set forth above.

                                       MORTGAGOR:


                                       Capitol Development of Arkansas, Inc., an
                                       Arkansas corporation


                                       By: /s/ Michael G. Todd
                                       Its: President











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





                                 ACKNOWLEDGMENT


STATE OF Arkansas
                     ) ss.
COUNTY OF Pulaski


         On this day before me, a Notary Public, duly commissioned, qualified, and acting within and for the State and County aforesaid, appeared in person, Michael G. Todd, who stated that he was an authorized officer of Capitol Development of Arkansas, Inc., an Arkansas corporation, and was duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of said company; and further stated that he had so signed, executed and delivered said instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 11th day of September 2003.




                                                     ---------------------------
                                                     Notary  Public

My Commission Expires:

---------------------












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                                    EXHIBIT A

         Lands lying in Section 29 and a part of the East 1/2 of Section 30, Township 3 North, Range 13 West, Pulaski County, Arkansas and more particularly described as follows:

         Commencing at the Northwest Corner of said Section 29; thence North 90 degrees 00 minutes 00 seconds East 2564.28 feet; thence South 00 degrees 00 minutes 00 seconds West 611.08 feet to the point of beginning which is also on the south right of way of Odom Boulevard; thence leaving the said South right of way line of Odom Boulevard along a 143.2394 degree curve to the right 61.20 feet to a point having a chord bearing and distance of South 81 degrees 31 minutes 11 seconds East 55.40 feet which is also on the west right of way of Naylor Drive; thence continue along said right of way line South 37 degrees 41 minutes 32 seconds East 30.45 feet; thence along a 5.6169 degree curve to the right 358.75 feet to a point having a chord bearing and distance of South 27 degrees 37 minutes 01 seconds East 356.90 feet; thence South 17 degrees 32 minutes 30 seconds East 251.53 feet; thence along a 6.1069 degree curve to the left 498.81 feet to a point having a chord bearing and distance of South 32 degrees 46 minutes 21 seconds East 492.96 feet; thence South 48 degrees 00 minutes 13 seconds East 642.29 feet; thence along a 5.7569 degree curve to the right 387.16 feet to a point having a chord bearing and distance of South 36 degrees 51 minutes 33 seconds East 384.72 feet; thence South 25 degrees 42 minutes 53 seconds East 31.71 feet; thence leaving said right of way along a 229.1831 degree curve to the right 38.46 feet to a point having a chord bearing and distance of South 18 degrees 21 minutes 48 seconds West 34.78 feet which is also on the west right of way of Millwood Circle; thence continue along said right of way line South 62 degrees 26 minutes 30 seconds West 22.62 feet; thence along a
5.7103 degree curve to the left 1492.75 feet to a point having a chord bearing and distance of South 16 degrees 40 minutes 41 seconds Wet 1358.84 feet; thence South 25 degrees 56 minutes 35 seconds East 441.69 feet; thence along a 4.2642 degree curve to the right 385.98 feet to a point having a chord bearing and distance of South 17 degrees 42 minutes 50 seconds East 384.65 feet; thence leaving said west right of way South 84 degrees 03 minutes 51 seconds West
170.32 feet; thence North 73 degrees 20 minutes 45 seconds West 1097.68 feet; thence South 33 degrees 01 minutes 16 seconds West 254.89 feet; thence South 45 degrees 24 minutes 03 seconds West 349.34 feet; thence South 58 degrees 31 minutes 12 seconds West 399.77 feet; thence North 77 degrees 45 minutes 58 seconds West 156.73 feet to a point which is also on the east right of way of Odom Boulevard; thence North 77 degrees 45 minutes 58 seconds West 62.24 feet; thence along the centerline of proposed Odom Boulevard North 11 degrees 57 minutes 24 seconds East 8.19 feet; thence along a 20.8347 degree curve to the left 266.72 feet to a point having a chord bearing and distance of North 15 degrees 49 minutes 44 seconds West 256.39 feet; thence North 43 degrees 36 minutes 53 seconds West 729.52 feet; thence along a 9.5492 degree curve to the left 221.93 feet to a point having a chord bearing and distance of North 54 degrees 12 minutes 39 seconds West 220.67 feet; thence North 64 degrees 48 minutes 26 seconds West 622.59 feet; thence along a 6.3661 degree curve to the left 1607.78 feet to a point having a chord bearing and distance of North 13 degrees 37 minutes 48 seconds West 1402.36 feet; thence North 37 degrees 32 minutes 49 seconds East 1031.88 feet; thence along a 3.3661 degree curve to the right 517.56 feet to a point having a chord bearing and distance of North 54 degrees 01 minutes 17 seconds East 510.46 feet; thence North 70 degrees 29 minutes 45 seconds East 406.83 feet; thence leaving said road centerline South 19 degrees 30 minutes 15 seconds East 60.00 feet to a point on the east right of way line of Odom Boulevard; thence continue along said right of way line North 70 degrees 29 minutes 45 seconds East 914.54 feet; thence along a 4.5558 degree curve to the left 347.84 feet to a point having a chord bearing and distance of North 62 degrees 34 minutes 34 seconds East 346.73 feet to the point of beginning containing 250.134 acres more or less.



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